Exhibit 10.4

EXECUTION

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of August 25, 2008 (the “Agreement”), is by and among ACTION PRODUCTS INTERNATIONAL, INC., a Florida corporation, (“Parent”), ACTION HEALTHCARE PRODUCTS, INC., a newly-formed Florida corporation and wholly-owned subsidiary of Parent, (“Acquirer”), members of Target listed in Schedule I of this Agreement (“Target Members”) and TARTER KRINSKY & DROGIN LLP (“Escrow Agent”).

This is the Escrow Agreement referred to in the Membership Interest Purchase Agreement dated August 25, 2008 (the “Purchase Agreement”) among Parent, Acquirer, Target Members and B.E. OVERSEAS INVESTMENT GROUP, LLC, a Florida limited liability company (“Target”). Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

The parties, intending to be legally bound, hereby agree as follows:

1. Establishment of Escrow.

(a) Parent is withholding Two Hundred and Fifty Thousand (250,000) shares of Common Stock of Parent (the “Escrow Shares”) of the Five Hundred Thousand (500,000) shares of Common Stock otherwise deliverable to the Target Members at the Closing and is depositing the Escrow Shares with Escrow Agent. Escrow Agent acknowledges receipt thereof.

(b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Shares pursuant to the terms and conditions hereof.

2. Delivery of Escrowed Shares.

(a) Escrow Agent shall distribute the Escrow Shares to Target Members, as follows: 125,000 Escrow Shares to Neil Swartz and 125,000 Escrow Shares to Craig Sizer, if Escrow Agent receives on or before September 22, 2008 at least Five Hundred Thousand ($500,000) in good and available funds in accordance with, and from the Investors as such term is defined in, the Securities Purchase Agreement, in substantially the form of which is annexed hereto as Exhibit 1 (the “Securities Purchase Agreement”) for the sale of 500,000 shares of Series A Preferred Stock raising gross proceeds of at least $500,000.00.

(b) If not previously distributed pursuant to Section 2(a) above, Escrow Agent shall distribute the Escrow Shares to Parent, or as Parent directs Escrow Agent in writing, if Escrow Agent does not receive on or before September 22, 2008 at least Five Hundred Thousand ($500,000) in good and available funds in accordance with, and from the Investors as such term is defined in, the Securities Purchase Agreement.

(c) If not previously distributed pursuant to Section 2(a) above, Escrow Agent shall distribute the Escrow Shares in accordance with written instructions jointly executed by Parent and all of the Target Members.

3. Duties of Escrow Agent.

(a) Escrow Agent shall not be under any duty to give the Escrow Shares held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement.

(b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any success or Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Shares, or any loss of interest incident to any such delays.

(c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e) Escrow Agent does not have any interest in the Escrow Shares deposited hereunder but is serving as escrow holder only and having only possession thereof.

(f) Escrow Agent has acted as legal counsel for Parent and Acquirer, and may continue to act as legal counsel for Parent and Acquirer, from time to time, notwithstanding its duties as the Escrow Agent hereunder. All parties hereto expressly consent to Escrow Agent’s representation of Parent and Acquirer as legal counsel in any matter whatsoever, including, without limitation, any controversy or dispute arising out of this Agreement.

(g) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(h) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(i) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Shares to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the Escrow Shares until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

(j) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Shares or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Shares until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Shares or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Shares, in which event Escrow Agent shall disburse the Escrow Shares in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

(k) Parent shall pay Escrow Agent compensation for the services to be rendered by Escrow Agent hereunder at its usual law firm rates at the time of execution of this Agreement and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

(l) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent’s name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless Escrow Agent shall first have given its specific written consent thereto.

4. Limited Responsibility. This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

5. Ownership For Tax Purposes. Target Members agree that, for purposes of federal and other taxes based on income, Neil Swartz and Craig Sizer will be treated as the owner of 50% and 50% of the Escrow Shares, respectively, and that Neil Swartz and Craig Sizer will report all income, if any, that is earned on, or derived from, the Escrow Shares as their income, in such proportions, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

6. Voting Rights. Unless and until Escrow Agent shall have delivered the Escrowed Shares in accordance with Section 2 hereof, Target Members shall be entitled to exercise, as he thinks fit, the voting power with respect to such Target Member’s Escrowed Shares.

7. Additional Property Receivable By Escrow Agent. In case, upon the dissolution or liquidation (in whole or in part) of Parent, any sum shall be paid as a liquidating dividend or otherwise upon or with respect to any of the Escrowed Shares, and in case any such sum shall be paid on account of the principal of any of the Escrowed Shares which shall be an obligation, such sum shall be paid over to Escrow Agent, to be held by Escrow Agent as part of the Escrowed Shares hereunder. In case any stock dividend shall be declared on any of the Escrowed Shares, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Escrowed Shares, or any distribution of capital shall be made on any of the Escrowed Shares, or any shares, obligations or other property shall be distributed upon or with respect to the Escrowed Shares pursuant to a recapitalization or reclassification of the capital of the issuer of the capital of the issuer thereof, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of Parent, or to the merger or consolidation of the Parent with or into another corporation, the shares, obligations or other property so distributed shall be delivered to the Escrow Agent, to be held by it as additional collateral hereunder, and all of the same (other than cash) shall constitute Escrowed Shares for all purposes hereof.

8. Investment of Cash Collateral. Any cash received and retained by Escrow Agent as additional collateral hereunder pursuant to the foregoing provisions shall continue to be held in escrow by Escrow Agent in accordance with the terms hereof and shall be distributed and disposed of by Escrow Agent in the same manner as Escrowed Shares. Any such cash shall be held and invested in any obligation of, or unconditionally guaranteed by, the United States of America, entitled to its full faith and credit and interest bearing deposits (including money market mutual funds and certificates of deposit) issued by a bank which is a member of the Federal Reserve System and has a combined surplus and retained earnings of at least $100,000,000 and which deposits are guaranteed by the Federal Deposit Insurance Company. Such investments shall have a maturity of not more than one year.

9. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), or (b) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties):

Target Members:	as set forth in the Purchase Agreement

Parent and Acquirer:	as set forth in the Purchase Agreement

Escrow Agent:	Tarter Krinsky & Drogin LLP, Attn: James G. Smith, 1350 Broadway, 11th Floor, New York, New York 10018.

10. Jurisdiction; Service Of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

11. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

12. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13. Exclusive Agreement and Modification. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Parent, the Target Members and the Escrow Agent.

14. Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to conflicts of law principles.

15. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. In the event that any signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[signatures on following page]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ RONALD KAPLAN
Name:	Ronald Kaplan
Title:	CEO

ACTION HEALTHCARE PRODUCTS, INC.

By:	/s/ RONALD KAPLAN
Name:	Ronald Kaplan
Title:	CEO

TARGET MEMBERS:

/s/ NEIL SWARTZ
Neil Swartz

/s/ CRAIG SIZER
Craig Sizer

TARTER KRINSKY & DROGIN LLP

By:	/s/ JAMES G. SMITH
Name:	James G. Smith
Title:	Partner